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                                                                   EXHIBIT 23.3

                              April 22, 1996

MAXXAM Inc.
5847 San Felipe, Suite 2600
Houston, Texas 77057

Dear Sirs:

  With respect to the Registration Statement on Form S-3 (No. 333-69), as amended, filed by MAXXAM Inc., a Delaware corporation (the "Registration Statement"), we hereby consent to the use of our name in the prospectus included in the Registration Statement under the headings (i) Management's Discussion and Analysis of Financial Condition and Results of Operation-- Financial Condition and Investing and Financing Activities--Aluminum Operations; (ii) Legal Proceedings--Kaiser Litigation--Asbestos-related Litigation; and (iii) Note 9 to the Notes to Consolidated Financial Statements.

                                          Very truly yours,

                                          /s/ Thelen, Marrin, Johnson &
                                           Bridges

                                          THELEN, MARRIN, JOHNSON & BRIDGES